EXHIBIT I

NAME, ASSET SIZE AND COMPENSATION RECEIVED
BY NB LLC FOR SUB-ADVISORY SERVICES
PROVIDED TO OTHER SIMILAR FUNDS

NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST
Rate of Compensation
based on each Fund’s
average daily net assets

Fund	Similar Fund	Asset size*	Rate of
			Compensation
Growth Portfolio	Neuberger Berman Mid Cap Growth Fund	$139,684,695	[ ____ ]
Mid-Cap Growth Portfolio	Neuberger Berman Mid Cap Growth Fund	$692,341,206	[ ____ ]
Small-Cap Growth Portfolio	Neuberger Berman Small Cap Growth Fund	$28,522,958	[ ____ ]
Guardian Portfolio	Neuberger Berman Guardian Fund	$158,576,644	[ ____ ]
Partners Portfolio	Neuberger Berman Partners Fund	$487,612,581	[ ____ ]
Regency Portfolio	Neuberger Berman Regency Fund	$290,736,101	[ ____ ]
Socially Responsive Portfolio	Neuberger Berman Socially Responsive Fund	$591,064,907	[ ____ ]
International Portfolio	Neuberger Berman International Fund	$706,935,232	[ ____ ]

* Six Months Ended June 30, 2008 (Unaudited).

Closed-End Funds

Fund	Similar Fund	Asset size	Rate
Neuberger Berman Real Estate Securities Income Fund Inc.	Neuberger Berman Real Estate Fund	$[_____]**	[___]

** Asset size as of [___], date after the merger of Neuberger Berman Realty Income Fund Inc. into Neuberger Berman Real Estate Securities Income Fund Inc.

I-1

NAME, ASSET SIZE AND COMPENSATION RECEIVED
BY LBAM FOR SUB-ADVISORY SERVICES
PROVIDED TO OTHER SIMILAR FUNDS

NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST
Rate of Compensation
based on each Fund’s
average daily net assets

Fund	Similar Fund	Asset size*	Rate of
			Compensation
High Income Bond Portfolio	Neuberger Berman High Income Bond Fund	$8,337,305	[ ____ ]
Short Duration Bond Portfolio	Neuberger Berman Short Duration Bond Fund	$575,991,377	[ ____ ]

* Six Months Ended June 30, 2008 (Unaudited).

Closed-End Funds

Fund	Similar Fund	Asset size	Rate
Lehman Brother First Trust Income Opportunity Fund	Neuberger Berman High Income Bond Fund		[___]

I-2